UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2024

Commission File Number: 0-23153

Track Group, Inc.
(Exact name of registrant as specified in its charter.)

Delaware	87-0543981
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 E 5th Ave, Suite 100, Naperville, Illinois 60563
(Address of principal executive offices)

(877) 260-2010
(Registrant’s Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 11, 2024, Track Group, Inc. (the “Company”) entered into a new multi-year Sales, Licensing, Maintenance, and Services Agreement (the “Agreement”) with Marion County Community Corrections Agency, by and through the Marion County Community Corrections Board (collectively, “Marion County”), pursuant to which the Company shall continue to provide Marion County with GPS and alcohol monitoring equipment, certain services, and software to be used for offenders ordered into the Marion County Community Corrections program by the courts. In exchange for the products and services provided by the Company, Marion County shall make periodic payments, the sum of which shall be determined based on the duration of use of individual units of equipment.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to such Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

On March 15, 2024, the Company issued a press release announcing the consummation of the foregoing agreement with Marion County. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Sales, Licensing, Maintenance, & Services Agreement by and between Marion County Community Corrections and Track Group, Inc.
99.1	Press Release dated, March 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Company has determined (i) the omitted information is not material and (ii) the omitted information would likely cause harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACK GROUP, INC.

Date: March 15, 2024	By:	/s/ Peter K. Poli
Peter K. Poli
Chief Financial Officer